                                                                   Exhibit 10.27

                                DATE: [1.4.2000]


                                 LEASE AGREEMENT


                                     BETWEEN


                         OUTOKUMPU HARJAVALTA METALS OY


                                       AND


                               OUTOKUMPU NICKEL OY

INDEX


I    INTERPRETATION                                                          4
       1.1   Definitions.................................................    4
       1.2   References..................................................    5
       1.3   Headings....................................................    5

2    OBJECT OF THE AGREEMENT.............................................    6
       2.1   Leased Land.................................................    6
       2.2   Construction Right..........................................    6
       2.3   Shared Areas................................................    6

3    DURATION............................................................    6

4    RENT................................................................    7
       4.1   Amount......................................................    7
       4.2   Escalation of annual rent...................................    7

5    ASSIGNMENT AND SEEKING MORTGAGE.....................................    7

6    EXCLUSION OF THE OPTION AREA........................................    8
       6.1   Right to exclude the Option Area............................    8
       6.2   Right to demolish...........................................    8
       6.3   Resulting effects...........................................    8

7    OWNER'S RIGHT TO GIVE INSTRUCTIONS..................................    9

8    CERTAIN ROADS AND OWNER'S PROPERTY ON LEASED LAND...................    9
       8.1   "Kuparitehtaantie"..........................................    9
       8.2   "Siilotie"..................................................    9
       8.3   Owner's Fixtures............................................   10
       8.4   Water Tanks.................................................   10
       8.5   Slag........................................................   11

9    LESSEE'S FIXTURES...................................................   11

10   COMPLIANCE WITH LAWS, RULES AND REGULATIONS.........................   12

11   ENVIRONMENTAL DAMAGES AND EXCLUSION OF CONSEQUENTIAL DAMAGES........   12

12   USE OF LEASED LAND..................................................   12

13   RELATIONSHIP BETWEEN THE PARTIES....................................   13
       13.1   Co-operation...............................................   13
       13.2   Co-operation Committee.....................................   13
       13.3   Hardship...................................................   13

14   GOVERNING LAW AND ARBITRATION.......................................   14

15   MISCELLANEOUS.......................................................   14
       15.1   Amendments.................................................   14
       15.2   Notices....................................................   14
       15.3   Annexes....................................................   14
       15.4   Confidentiality............................................   15



ANNEX I

THIS AGREEMENT is made on the [1st] day of [April], 2000

BY AND BETWEEN

OUTOKUMPU HARJAVALTA METALS OY (registration number [ ]), having its registered office in Harjavalta, Finland (hereinafter the "Owner")

AND

OUTOKUMPU NICKEL OY (registration number [ ]), having its registered office in Harjavalta, Finland (hereinafter the "Lessee").



RECITALS:

A. On [March 31], 2000, through a division procedure OKHA (as defined below) was dissolved and two new companies, the Owner and the Lessee, were incorporated.

B. As a result of the division title to the Property has passed from OKHA to the Owner.

C. The Owner and the Lessee own and operate their respective industrial plants on the Property, share a number of facilities, services and utilities on the Property and have certain plans to expand their operations and to build further premises on the Property.

D. The Lessee is willing by this Agreement to lease from the Owner and the Owner is willing to lease to the Lessee the land areas the Lessee needs for proper operation of its plant.



OPERATIVE PROVISIONS:

1        INTERPRETATION

1.1      DEFINITIONS

         The following terms when used in this Agreement shall have the meanings herein assigned to them, unless their use in the context is inconsistent with such meanings:

         "LESSEE'S FIXTURES" shall mean any and all pipings, cabelings, fittings and constructions owned by the Lessee, located on the Property but outside the Leased Land.

         "LEASED LAND" shall, subject to Clause 6, mean the three land areas located on the Property as further defined in Annex 1, having the combined surface area of approximately 89.295 square meters. Where the boundary of Leased Land is in Annex 1 indicated to be immediately next to a building, the boundary is always construed to be two meters off the wall of such building.

         "OKHA" shall mean the dissolved company called Outokumpu Harjavalta Metals Oy (registration number 455.718).

         "OPTION AREA" shall mean the area defined in Annex I, initially included in the Leased Land, which may be excluded from the Leased Land in accordance with Clause 6. The boundary of the Option Area is considered be two meters off the wall of the electrolysis building after the demolishing work referred to in clause 6.

         "OWNER'S FIXTURES" shall mean all pipings, cabelings, fittings, buildings and constructions of the Owner located on the Leased Land.

         "PROPERTY" shall mean the real estate registered under the land registration number 79-203-51-17 and located in the town of Harjavalta.

         "SHARED AREAS" shall mean the passages and areas located on the Property (both inside and outside the Leased Area) as further defined in Annex 1, subject to clause 6.3.

         "WATER TANKS" shall mean the two tank constructions (including pump stations) indicated in Annex 1.

1.2      REFERENCES

         References herein and in the Annexes hereto to any deed, agreement (including this Agreement) or other instrument or document or any provision thereof shall be deemed to include a reference to the deed, agreement, instrument, document or provision as varied, supplemented, novated, assigned or replaced from time to time.

         Unless otherwise stated, a reference to a Clause, sub-Clause or Annex is a reference to a Clause or sub-Clause of, or an Annex to 1 this Agreement.

1.3      HEADINGS

         The headings and index to this Agreement are included for convenience only and do not affect the interpretation of this Agreement.


2        OBJECT OF THE AGREEMENT

2.1      LEASED LAND

         The Owner hereby leases to the Lessee and the Lessee hereby leases from the Owner the Leased Land for the purposes of the Lessee continuing its industrial activity thereon.

2.2      CONSTRUCTION RIGHT

         The Owner has in the whole industrial site in Harjavalta, whereof the Leased Land is a part, a construction right for additional buildings of approximately 24.000 square meters approved by the city planning authorities. The Owner hereby accepts and undertakes to cooperate to the effect that of this additional construction right 9.000 square meters shall be for the benefit of the Lessee.

         In case the construction right for further buildings on the Property increases and exceeds the above 24.000 square meters (by act of local authorities) in the future then the benefit of such increase shall be divided between the parties in the same proportion agreed above.

         The Lessee shall be responsible to apply for all permits required for its use of the construction right.

2.3      SHARED AREAS

         The parties hereby grant each other a right to access and use the Shared Areas for traffic, parking, transportation and maintenance purposes.

3        DURATION

         This lease shall commence on the date hereof and shall be valid for 50 (fifty) years.


4        RENT

4.1      AMOUNT

         The Lessee shall pay to the Owner for the Leased Land an annual rent of 0,80 euros per square meter, i.e. 71.436,00 euros, as escalated in accordance with Clause 4.2. The rent shall be paid by equal semi-annual installments latest on January 2nd and July 3rd of each calendar year against invoices issued by Metals.

4.2      ESCALATION OF ANNUAL RENT

         The amount of the rent shall be adjusted once every calendar year on January 1st by the percentage by which the latest Consumer Price Index (1951 = 100) published by the Central Statistical Office of Finland, available on January 1st of each calendar year, exceeds the latest available index figure of the month of the date hereof.

         During the first five years of the term of this Agreement the adjustment to the rent as defined above in this paragraph 4.2 shall be effected by one half of the percentage. Thereafter the adjustment shall be made by the full percentage.


5        ASSIGNMENT AND SEEKING MORTGAGE

         The Lessee may assign whole or part of its interest in this lease without the Owner's consent. Such intended transfer shall, however, be notified to the Owner in advance and be discussed in accordance with clause 13.

         The Lessee may seek mortgage as security for its leasehold rights hereunder without obtaining the Owner's consent.


6        EXCLUSION OF THE OPTION AREA

6.1      RIGHT TO EXCLUDE THE OPTION AREA

         The parties recognise the Owner's potential need for further land area in order to increase the capacity of its electrostatic precipitators located on the Property. Therefore it is agreed that the Owner shall have the right, at any time after December 31, 2003, to give a six months (or more) notice to the effect that the Option Area is excluded from the Leased Area.

6.2      RIGHT TO DEMOLISH

         The Owner shall after the effective date of such notice have the right at its own cost to demolish a part of the Lessee's electrolysis building (three building modules corresponding approximately 18 meters from the length of the building) such part being mainly located on the Option Area.

         The demolishing work shall be conducted in a manner causing as little inconvenience to the Lessee as reasonably possible. The Owner shall be responsible for any additional reconstruction work necessary in order to ensure the proper condition and usefulness of the remaining part of the building.

6.3      RESULTING EFFECTS

         The lease payable for the Leased Area shall be adapted pro rata to reflect the change in the leased land area, resulting from the exclusion of the Option Area.

         Upon exclusion of the Option Area as provided in this clause 6 above, the area between the electrostatic precipitators of the Owner and the electrolysis building of the Lessee in no longer considered a part of the Shared Areas.


7        OWNER'S RIGHT TO GIVE INSTRUCTIONS

         It is agreed that the Owner shall have the right to give reasonable instructions to the Lessee for the purposes of securing the safety and order on the Property and in order to enable the proper maintenance of the Property. The Lessee shall comply and use its best efforts to cause its employees to comply with such instructions.

         It is recognized by the Lessee that on the basis of this Clause the Owner accepts no responsibility towards the Lessee for any failures to reach the objectives mentioned.


8        CERTAIN ROADS AND OWNER'S PROPERTY ON LEASED LAND

8.1      "KUPARITEHTAANTIE"

         The parties acknowledge that presently there is a road called "Kuparitehtaantie" across a part of the Leased Area as indicated in Annex 1. It is agreed that the road may remain in its present location and use until and unless it becomes necessary for the Lessee (at its sole discretion) to take the land occupied by the road in other use. The Lessee shall have the right to take the part of the road located in the Leased Area in its sole control after six months from a notification to the Owner. The Lessee shall compensate the Owner all reasonable costs caused by constructing a substitutive road outside the Leased Area.

8.2      "SIILOTIE"

         The parties acknowledge that presently there is a road called "Siilotie" across a part of the Leased Area as indicated in Annex 1. It is agreed that all roads on the piece of the Leased Area where also Siilotie is situated may remain in their present locations and use until and unless it becomes necessary for the Lessee (at its sole discretion) to take the land occupied by such roads in other use. The Lessee shall have the right to take the parts of the roads located in the Leased Area its sole control after six months from a notification to the Owner. The Lessee shall compensate the Owner all reasonable costs caused by constructing a substitutive road outside the Leased Area.

8.3      OWNER'S FIXTURES

         The Owner's Fixtures exist within the Leased Land on the date hereof. The Lessee accepts that the Owner's Fixtures remain at their present position free of charge.

         The Owner shall provide the Lessee with additional information and material (as available) indicating the Owners Fixtures on the Leased Land. The Owner shall also mark the Owners Fixtures located on the Leased Land with its name, sign or other clear marking method as far as reasonable and practical.

         The Owner shall indemnify and keep indemnified the Lessee from and against all repairs, costs, expenses, fines, damages and losses suffered by the Lessee as a result of any deficiency, malfunction or other cause arising out of the fixtures construed by the Owner and existing on the Leased Land.

8.4      WATER TANKS

         Nickel hereby sells to Metals and Metals accepts to buy the so called PIPO water tank, one of the Water Tanks located on the Leased Land, at its book value of 224.337,21 euros. Title to the PIPO water tank passes immediately to Metals, payment shall be made within 14 days from the date hereof.

         The parties acknowledge that presently the Water Tanks are located on the Leased Land. It is agreed that the Water Tanks may remain in their present locations and use until and unless it becomes necessary for the Lessee, at its sole discretion, to take the land occupied by all or part of the Water Tanks in other use. The Owner shall transfer or dismount all or part of the Water Tanks within six months after a request to remove is presented by the Lessee and the Lessee shall compensate the Owner all reasonable costs caused by such transferring or dismounting.

8.5      SLAG

         The parties acknowledge that presently a heap of the Owner's slag is partly located on the Leased Land as indicated in Annex 1. It is agreed that the heap of slag may remain in its present location under the supervision and care and at the risk of the Owner until and unless it becomes necessary for the Lessee to take the land occupied by the heap in other use. Subject to a six months (or more) notice, the Lessee shall have the right at its own cost to remove the part of the slag located on the Leased Land to a location outside the Leased Land which location the Owner shall have the obligation to allot and provide for.


9        LESSEE'S FIXTURES

         The Lessee's Fixtures exist within the Property but outside the Leased Land and outside the Shared Areas. The Owner accepts that the Lessee's Fixtures remain at their present position free of charge.

         The Lessee shall mark the Lessee's Fixtures located on the Property but outside the Leased Land with its name, sign or other clear marking method as far as reasonable and practical.

         The Lessee shall indemnify and keep indemnified the Owner from and against all repairs, costs, expenses, fines, damages and losses suffered by the Owner as a result of any deficiency, malfunction or other cause arising out of the fixtures construed by the Lessee and existing on the Property.


10       COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         The Lessee shall at its own expense, comply with the requirements of all municipal, state and provincial authorities relating to use or condition of the Leased Land and buildings, equipment or other fixtures on the Leased Land. The Lessee shall apply for and maintain in force all necessary governmental, provincial or municipal approvals, permits and notices required for any operations of the Lessee.

11       ENVIRONMENTAL DAMAGES AND EXCLUSION OF CONSEQUENTIAL DAMAGES

         Owners indemnifications under this Agreement shall be exclusively governed by the applicable provisions in a Share Purchase Agreement dated February 23, 2000 between Outokumpu Nickel B.V., Outokumpu Oyj, OM Group Inc. and OMG Kokkola Chemicals B.V.

         Under no circumstances, however, shall either party be liable for any consequential or indirect damages to the other party.


12       USE OF LEASED LAND

         The Lessee shall have the right to use the Leased Land for production of metal powder, metal salts, carboxylates and other value added specialty chemicals and to build on the Leased Land all buildings, facilities, utilities, equipment and fixtures connected to the pursuing of the above or any ancillary or connected activities, provided, however, that the Lessee shall always in respect of erection and maintenance of all buildings, facilities, utilities, equipment and fixtures referred above obtain and have proper permits, licenses and approvals from the appropriate authorities, such as city planning and environmental authorities and agencies.


13       RELATIONSHIP BETWEEN THE PARTIES

13.1     CO-OPERATION

         The parties acknowledge the need for and commit themselves to reasonable co-operation beyond the strict wording of this Agreement in order to make their coexistance on the Property as smooth as reasonably possible.

13.2     CO-OPERATION COMMITTEE

         The parties undertake to nominate 2-4 representatives to a co-operation committee the purpose of which is to discuss issues relating to the parties' coexistence on the Property at meetings held twice a year. The chairman of the committee and convener of every other meeting shall be a representative of the Owner, and every other respectively of the Lessee. The first meeting shall be chaired and convened by a representative of the Owner.

         The co-operation committee is a discussion forum only and it shall not have authority to amend this Agreement.

13.3     HARDSHIP

         The parties declare it to be their intention that this Agreement shall operate between them with fairness and without substantial hardship to either party.

         If the circumstances during which the Agreement was concluded are essentially changed by events that neither party could reasonably foresee, either party may propose appropriate review of the Agreement and in such case both parties will try their utmost to find a mutually acceptable solution.


14       GOVERNING LAW AND ARBITRATION

         This Agreement shall be governed by and construed according to the laws of Finland.

         Any disputes arising from this Agreement shall be settled by arbitration. The arbitrators shall be appointed by the Arbitration Committee of the Central Chamber of Commerce of Finland and the arbitration rules of the said committee shall apply.


15       MISCELLANEOUS

15.1     AMENDMENTS

         Any amendments to the Agreement shall not be binding unless made in writing and signed by the duly authorized representatives of each party.

15.2     NOTICES

         All notices, requests or other communication between the parties under this Agreement shall be given to either party in writing by registered mail, telefax or hand delivered using the recipients address or telefax number publicly available or to such other address or telefax number as a party shall have specified in a notice.

15.3     ANNEXES

         The annex referred to in this Agreement form an integral part thereof. In case of discrepancies between the annex and the contents of this Agreement the latter shall prevail.

15.4     CONFIDENTIALITY

         Any information relating to this Agreement or to the coexistence of the parties on the Property including any such information concerning the parties, which is either non-public, confidential or proprietary in nature, shall be kept confidential and shall not be disclosed to any third party or as far as information relating to one of the parties is concerned, unless such party has given his prior written consent to such disclosure.





SIGNATURES:


              The parties hereto have respectively caused this Agreement to be executed by their duly authorized representatives.

              OUTOKUMPU HARJAVALTA METALS OY     OUTOKUMPU NICKEL OY



              -------------------------------    -------------------------------
              By:                                By:
              Title:                             Title:

                                    Annex 1



Document is a drawing of the leased property described in the lease agreement between Outokumpu Harjavalta Metals Oy and Outokumpu
Nickel Oy. A copy of Annex 1 will be provided to the Commission upon request.